Exhibit 99.1

The Habit Restaurants, Inc. Announces First Quarter 2015 Financial Results

IRVINE, CA, April 30, 2015 – The Habit Restaurants, Inc. (NASDAQ: HABT) (“The Habit” or the “Company”), today announced financial results for its first quarter ended March 31, 2015.

Highlights for the first quarter ended March 31, 2015:

•	Total revenue for the first quarter of 2015 was $54.6 million compared to $37.8 million in the first quarter of 2014.

•	Company-wide comparable restaurant sales increased 12.6% on a comparable 13-week basis.

•	Net income for the first quarter of 2015 was $3.0 million, compared to $2.5 million in the first quarter of 2014.

•	Adjusted fully distributed pro forma net income(1) for the first quarter of 2015 was $2.3 million, or $0.09 per fully distributed weighted average share.

•	Adjusted EBITDA(1) increased 45.1% to $7.3 million for the first quarter of 2015, compared with $5.0 million for the first quarter of 2014.

•	The Company opened four restaurants during the first quarter of 2015 and now has 113 company-owned locations and one licensed location.

(1)	Adjusted fully distributed pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

“We are pleased to have delivered another strong quarter of operating results for the first quarter, resulting in our 45th consecutive quarter of comparable sales growth. Our broad menu of high quality, fresh ingredients, our comfortable and current atmosphere in our stores and a strong operating culture continues to differentiate us from others in the fast casual segment,” said Russ Bendel, President and Chief Executive Officer of The Habit Restaurants, Inc. “We opened four new Habit Burger Grills during the first quarter, including our second location in New Jersey. Our 2015 development plan calls for 26 to 28 new Company-owned locations, including new openings in two new states for the brand. We believe we have enabled our growth by investing in resources, processes and systems that can be further leveraged to enhance margins as we take advantage of the expansion opportunities ahead of us.”

First Quarter 2015 Financial Results Compared with First Quarter 2014

Total revenue was $54.6 million, compared to $37.8 million in the first quarter of 2014.

Comparable restaurant sales increased 12.6% for the quarter ended March 31, 2015, compared to the quarter ended April 1, 2014. The increase in comparable restaurant sales was driven primarily by a 6.8% increase in transactions and a 5.8% increase in average transaction amount.

Net income for the first quarter of 2015 was $3.0 million, compared to $2.5 million in the first quarter of 2014.

Adjusted fully distributed pro forma net income in the first quarter of 2015 was $2.3 million, or $0.09 per fully distributed weighted average share, compared to $1.2 million, or $0.04 per fully distributed weighted average share, in the first quarter of 2014. A reconciliation between GAAP net income and adjusted fully distributed pro forma net income is included in the accompanying financial data.

Follow-on Offering

On April 9, 2015, the Company priced a follow-on offering of its Class A common stock pursuant to a Registration Statement (File No. 333-202706), that was declared effective on April 9, 2015. The offering closed on April 15, 2015.

Under the Registration Statement, certain of the Company’s stockholders sold 5,750,000 shares of our Class A common stock at a price of $30.96 per share. This included 750,000 shares issued and sold by the selling stockholders pursuant to an option granted to the underwriters, which was exercised concurrently with the completion of the follow-on offering. Piper Jaffray & Co., Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC acted as representatives of the underwriters for the offering. As part of the follow-on offering, 4,790,483 LLC units of The Habit Restaurants, LLC were exchanged for shares of Class A common stock (along with the cancellation of a corresponding number of shares of our Class B common stock) that were then sold on the open market. The selling stockholders received net proceeds of approximately $170.9 million, after deducting underwriting discounts and commissions. The Company did not receive any proceeds from the sale of the Class A common stock by the selling stockholders. The Company bore the costs, except for underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

2015 Outlook

The Company currently anticipates the following for its fiscal year 2015:

•	Total revenue between $221 to $225 million;

•	Comparable restaurant sales growth of 4.0% to 4.5% (with comparable sales expected to grow at a level above the full fiscal year average in the first half of 2015);

•	The opening of 26 to 28 company-owned restaurants and three to five franchised restaurants;

•	Restaurant contribution margin of 20.7% to 21.0%;

•	General and administrative expenses of $23.0 million to $23.5 million, including $1.4 million of non-cash stock compensation expense related to equity compensation programs;

•	Capital expenditures of $26.0 to $28.0 million; and

•	An effective tax rate of approximately 43%, which assumes the conversion of all common units of The Habit Restaurants, LLC for shares of our Class A common stock which would eliminate the non-controlling interests.

Conference Call

The Company will host a conference call to discuss financial results for the first quarter 2015 today at 5:00 PM Eastern Time. Russ Bendel, President and Chief Executive Officer and Ira Fils, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing (855) 327-6837 or for international callers by dialing (778) 327-3988. A replay will be available after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 954300. The replay will be available until Thursday, May 7, 2015. The conference call will also be webcast live from the Company’s corporate website at ir.habitburger.com under the “Events” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales in our comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

Average Unit Volumes (AUVs) are calculated by dividing revenue for the trailing 52-week period for all company-owned restaurants that have operated for 12 full periods by the total number of restaurants open for such period.

Adjusted fully distributed pro forma net income includes net income attributable to The Habit Restaurants, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring items, (iii) assuming the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock, which results in the elimination of non-controlling interests in The Habit Restaurants, LLC, (iv) reflecting an adjustment for income tax expense on fully distributed pro forma net income before income taxes at our estimated long term effective income tax rate, and (v) adjusted for the effects of additional costs of being a public company. Adjusted fully distributed pro forma net income is a non-GAAP financial measure because it represents net income attributable to The Habit Restaurants, Inc, before non-recurring items and the effects of non-controlling interests in The Habit Restaurants, LLC. We use adjusted fully distributed pro forma net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone and eliminates the variability of non-controlling interests as a result of member owner exchanges of common units of The Habit Restaurants, LLC into shares of our Class A common stock.

Adjusted fully distributed pro forma net income per share is calculated using adjusted fully distributed pro forma net income as defined above and assumes the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock.

EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, represents EBITDA plus pre-opening costs, stock-based compensation, loss on disposal of assets, management and consulting fees and offering related costs incurred from our public stock offerings.

About The Habit Restaurants, Inc.

The Habit Burger Grill is a fast casual restaurant concept that specializes in preparing fresh, made-to-order char-grilled burgers and sandwiches featuring USDA choice tri-tip steak, grilled chicken and sushi-grade albacore tuna cooked over an open flame. The first Habit opened in Santa Barbara, California in 1969. The Habit has since grown to 114 restaurants in 10 markets throughout California, Arizona, Utah and New Jersey.

Contacts

Investors:

(949) 943-8692

HabitIR@habitburger.com

Media:

(949) 943-8691

Media@habitburger.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 30, 2014, including the sections thereof captioned “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” These filings and others are available online at www.sec.gov, ir.habitburger.com or upon request from The Habit Burger Grill.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures, including those discussed above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, when analyzing the Company’s operating performance, investors should not consider adjusted earnings per fully distributed weighted average share or adjusted fully distributed pro forma net income in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Consolidated Statement of Operations Data (unaudited):

	13 Weeks Ended
(amounts in thousands except share and per share data, operating results are presented as a % of restaurant revenue)	March 31, 2015		April 1, 2014
Revenue
Restaurant Revenue	$54,565	100.0%	$37,725	99.9%
Franchise/license revenue	18	0.0%	31	0.1%

Total revenue	54,583	100.0%	37,756	100.0%
Operating expenses
Restaurant operating costs (excluding depreciation and amortization)
Food and paper costs	17,869	32.7%	12,018	31.9%
Labor and related expenses	16,425	30.1%	11,356	30.1%
Occupancy and other operating expenses	7,996	14.7%	5,947	15.8%
General and administrative expenses	5,205	9.5%	3,495	9.3%
Offering related expenses	483	0.9%	—	0.0%
Depreciation and amortization expense	2,667	4.9%	1,889	5.0%
Pre-opening costs	323	0.6%	317	0.8%
Loss on disposal of assets	13	0.0%	9	0.0%

Total operating expenses	50,981	93.4%	35,031	92.9%

Income from operations	3,602	6.6%	2,725	7.2%
Other expenses
Interest expense	117	0.2%	231	0.6%
Income before income taxes	3,485	6.4%	2,494	6.6%
Provision for income taxes	519	1.0%	—	0.0%

Net income	$2,966	5.4%	$2,494	6.6%
Less: net income attributable to non-controlling interests	(2,283)	-4.2%	(2,494)	-6.6%

Net income attributable to Habit Restaurants, Inc.	$683	1.3%	$—	0.0%

Net income attributable to Habit Restaurants, Inc. per share Class A common stock
Basic	$0.08		—
Diluted	$0.08		—
Weighted average shares of Class A common stock outstanding:
Basic	8,974,550		—
Diluted	8,979,230		—

Selected Balance Sheet and Selected Operating Data (unaudited):

	Period Ended
Balance Sheet Data	March 31, 2015	December 30, 2014
(dollar amounts in thousands)
Balance Sheet Data-Consolidated (at period end):
Cash and cash equivalents	$53,617	$49,469
Property and equipment, net(a)	65,911	65,668
Total assets	163,600	158,622
Total debt(b)	2,469	2,478
Total stockholders’ equity	$119,791	$116,957

(a)	Property and equipment, net consists of property owned or leased, net of accumulated depreciation and amortization.
(b)	Total debt consists of borrowings under our credit facility and deemed landlord financing.

	13 Weeks Ended
Selected Operating Data	March 31, 2015	April 1, 2014
Other Operating Data (unaudited):
Total restaurants at end of period	114	89
Company-owned restaurants at end of period	113	88
Comparable restaurant sales growth(a)	12.6%	6.0%
Company-owned average unit volumes	$1,869	$1,648

(a)	Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

The following table includes a reconciliation of net income to adjusted EBITDA:

	13 Weeks Ended
Adjusted EBITDA Reconciliation	March 31, 2015	April 1, 2014
(amounts in thousands)
Net income	$2,966	$2,494
Non-GAAP adjustments:
Provision for income taxes	519	—
Interest expense, net	117	231
Depreciation and amortization	2,667	1,889

EBITDA	6,269	4,613

Stock-based compensation expense(a)	213	53
Management fees(b)	—	40
Loss on disposal of assets(c)	13	9
Pre-opening costs(d)	323	317
Offering related expenses(e)	483	—

Adjusted EBITDA	$7,301	$5,033

(a)	Includes non-cash, stock-based compensation.
(b)	Includes management fees and other out-of-pocket costs incurred by us and payable to KarpReilly.
(c)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(d)	Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and opening date of our restaurants.
(e)	Costs associated with follow-on offering of our Class A common stock completed on April 15, 2015.

The following is a reconciliation of GAAP net income and net income per share to adjusted fully distributed pro forma net income and adjusted fully distributed pro forma net income per share:

	13 Weeks Ended
(dollar amounts in thousands)	March 31, 2015	April 1, 2014
Net income	$2,966	$2,494
Management fees(a)	—	40
Offering related expenses(b)	483	—
Pro forma incremental public costs(c)	—	(500)
Income tax expense as reported	519	—

Fully distributed pro forma net income before income taxes	3,968	2,034
Income tax expense on fully distributed pro forma income before income taxes(d)	1,713	878

Adjusted fully distributed pro forma net income	$2,255	$1,156

Adjusted fully distributed pro forma net income per share of Class A common stock:

Basic	$0.09	$0.04

Diluted	$0.09	$0.04

Weighted average shares of Class A common stock outstanding used in computing adjusted fully distributed pro forma net income(e):

Basic	26,002,754	26,002,754

Diluted	26,007,434	26,002,754

(a)	Includes management fees and other out-of-pocket costs incurred by us and payable to KarpReilly. This management agreement was terminated upon the completion of the IPO.
(b)	Costs associated with our follow-on offering of Class A common stock completed on April 15, 2015.
(c)	Reflects an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company.
(d)	Reflects income tax expense at an effective rate of 43.18% on income before income taxes assuming the conversion of all outstanding LLC units of The Habit Restaurants, LLC for shares of Class A common stock (with a corresponding cancellation of shares of our Class B common stock). The estimated tax rate includes provisions for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction.
(e)	For all periods presented, represents the total number of shares of Class A common stock outstanding including all outstanding LLC units of The Habit Restaurants, LLC as if they were exchanged on a one-for-one basis for the Company’s Class A common stock (with a corresponding cancellation of shares of our Class B common stock). Diluted earnings per share gives effect during the reporting period to all dilutive potential shares outstanding resulting from employee stock-based awards using the treasury method.